FIRST AMENDMENT TO
                       AGREEMENT AND PLAN OF ORGANIZATION

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF ORGANIZATION (the "Amendment") is dated as of June 30, 1997, by and among Travel Services International, Inc., a Delaware corporation ("TSII"), Cruises, Inc., a New York corporation (the "Company"), and Robert G. Falcone, an individual residing in Bridgeport, New York, individually and in his capacity as a trustee of The Judith A. Falcone Grantor Retained Annuity Trust, Judith A. Falcone, an individual residing in Bridgeport, New York, individually and in her capacity as a trustee of The Judith A. Falcone Grantor Retained Annuity Trust, and Pamela C. Cole, an individual residing in Manlius, New York (collectively, the "Stockholders").

         In consideration of the mutual agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Organization, dated as of May 9, 1997, by and among the parties hereto (the "Agreement").

                  2. Additional Stockholders. The parties hereto acknowledge that, prior to the date hereof, Judith A. Falcone transferred 15 shares of Company Stock to Robert G. Falcone and Judith A. Falcone, each as trustees of The Judith A. Falcone Grantor Retained Annuity Trust (the "Trust"). Robert G. Falcone and Judith A. Falcone, as trustees of the Trust, hereby accept and agree to be bound by all of the terms and conditions of the Agreement as fully as if each of them had been original signatories to the Agreement in such capacities.

                  3. Amendment to Annex III. Annex III to the Agreement is hereby deleted in its entirety and replaced with Annex III attached hereto.

                  4. Amendment to Annex IV. Annex IV to the Agreement is hereby deleted in its entirety and replaced with Annex IV attached hereto.

                  5. Amendment to Annex V. Annex V to the Agreement is hereby deleted in its entirety and replaced with Annex V attached hereto.

                  6.   Amendment  to  Employment   Agreements.   The  Employment
Agreements of each of Robert G. Falcone and Judith A. Falcone, forms of which are attached as Annex VIII to the Agreement, are hereby amended as follows:



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                           a.  The  first  sentence  of  Paragraph  2(a) of each
                           Employment Agreement is amended by deleting "$238,000 per year" as the combined base salary and inserting "$138,000 per year for the first three years of the term" as the combined base salary.

                           b. The last two sentences of Paragraph 2(a) of each Employment Agreement are hereby deleted in their entirety and replaced with the following sentence:

                           "The combined base salary payable hereunder for the fourth and fifth years of the term shall be subject to renegotiation, but in no event shall such combined salary be less than $138,000. Employee shall have the right to terminate Employee's employment hereunder at the end of the third year of the term."

                  7. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged, and the terms and conditions of the Agreement as amended hereby remain in full force and effect.

                  8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9. Governing Law. This Amendment shall be construed in accordance with laws of the State of Delaware.

                  10. Captions. The headings of this Amendment are inserted for convenience only and shall not constitute a part of this Amendment or be used to construe or interpret any provision hereof.

                      [The next page is the signature page]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Organization to be duly executed and delivered as of the day and year first above written.


                                    TRAVEL SERVICES INTERNATIONAL, INC.


                                    By: /s/ Elan J. Blutinger
                                       -----------------------------------
                                       Elan J. Blutinger
                                       President


                                    CRUISES, INC.


                                    By: /s/ Robert G. Falcone
                                       -----------------------------------
                                       Robert G. Falcone
                                       Chairman and Chief Executive Officer


                                    STOCKHOLDERS:

                                    /s/ Robert G. Falcone
                                    ----------------------------------
                                    Robert  G.  Falcone,  Individually  and as a
                                    trustee  of The  Judith A.  Falcone  Grantor
                                    Retained Annuity Trust


                                    /s/ Judith A. Falcone
                                    ----------------------------------
                                    Judith  A.  Falcone,  Individually  and as a
                                    trustee  of The  Judith A.  Falcone  Grantor
                                    Retained Annuity Trust


                                    /s/ Pamela C. Cole
                                    ----------------------------------
                                    Pamela C. Cole, Individually

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